Exhibit 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT IS NOT EXERCISABLE PRIOR TO [SIX MONTHS FROM ISSUANCE]. VOID AFTER 5:00 P.M., EASTERN TIME, [FIVE YEARS FROM DATE FIRST EXERCISABLE].

COMMON STOCK WARRANT

For the Purchase of [___________] Shares of Common Stock of

KIPS BAY MEDICAL, INC.

1.     Warrant. Kips Bay Medical, Inc., a Delaware corporation (the “Company”), hereby certifies that, in consideration of value received, [_________________________] (the “Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time from [__________________] (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [__________________] (the ”Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [___________________] shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Warrant Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $[_______] per Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Warrant Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.     Exercise.

2.1     Notice of Exercise Form. In order to exercise this Warrant, the notice of exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Warrant Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. The Holder shall be deemed to have become the holder of record of the Warrant Shares so purchased on the date on which the Holder delivers to the Company the notice of exercise, payment of the Exercise Price and this Warrant in accordance with this Section 2.1, irrespective of the date of delivery of the certificate or certificates representing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire; provided, however, that if this Warrant has not been previously exercised and the fair market value (as defined in Section 2.2 below) on the Expiration Date exceeds the Exercise Price, this Warrant shall be deemed automatically exercised pursuant to Section 2.2 at 5:00 Eastern Time, on the Expiration Date, regardless of delivery of the notice of exercise or a copy of this Warrant.

2.2     Cashless Exercise. If at any time after the Commencement Date there is no effective registration statement registering, or if no current prospectus available for, the resale of the Warrant Shares by the Holder under the Securities Act of 1933, as amended (the "Securities Act"), then in lieu of exercising this Warrant by payment of cash or certified check payable to the order of the Company pursuant to Section 2.1 above, the Holder may elect to receive the number of Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to the Holder, Warrant Shares in accordance with the following formula:

X     =      Y(A-B)

A

Where,       X     =     The number of Warrant Shares to be issued to the Holder;

Y     =     The number of Warrant Shares for which this Warrant is being exercised;

A     =     The fair market value of one Share; and

B     =     The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)     if the Common Stock is traded on a securities exchange or the OTCQX or OTCQB, the value shall be deemed to be the average of the closing sale prices on such exchange over the five (5) business day period ending on the business day immediately preceding the date of the exercise form being submitted in connection with the exercise of this Warrant; or

(ii)     if the Common Stock is not traded on a securities exchange or the OTCQX or OTCQB, but is otherwise actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) business day period ending on the business day immediately preceding the date of the exercise form being submitted in connection with the exercise of this Warrant; or

(iii)     if the Common Stock is not then traded on an exchange or quoted on an interdealer quotation system, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3     Legend. Each certificate or book-entry notation representing the Warrant Shares purchased under this Warrant shall bear a legend as follows, unless: (i) such Warrant Shares were issued pursuant to a cashless exercise of this Warrant pursuant to Section 2.2 or (ii) there is an effective registration statement registering the resale of the Warrant Shares by the Holder under the Securities Act and the Holder intends to immediately sell such Warrant Shares under such registration statement:

“The Shares represented by this certificate HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.     Transfer.

3.1     General. Subject to compliance with or exemptions from applicable securities laws and Section 3.2 below, transfers of this Warrant by the Holder to others may be made. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within fifteen (15) business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2     Restrictions Imposed by the Securities Act. This Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that this Warrant may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of this Warrant has been filed by the Company and declared effective by the SEC and compliance with applicable state securities law has been established.

4.     New Warrants to be Issued.

4.1     Partial Exercise or Transfer. This Warrant may be exercised, and subject to the restrictions in Section 3 hereof assigned, in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

4.2     Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date.

5.     Adjustments.

5.1     Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Warrant Shares underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1     Share Dividends, Split Ups and Similar Events. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Warrant Shares is increased by a stock dividend payable in Warrant Shares or by a split up of Warrant Shares or other similar event, then, on the effective day thereof, the number of Warrant Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Warrant Shares, and the Exercise Price shall be proportionately decreased.

5.1.2     Aggregation of Warrant Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Warrant Shares is decreased by a consolidation, combination or reclassification of Warrant Shares or other similar event, then, on the effective date thereof, the number of Warrant Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Warrant Shares, and the Exercise Price shall be proportionately increased.

5.1.3     Replacement of Securities upon Merger, Reorganization, Etc. In case of any reclassification or reorganization of the outstanding Warrant Shares other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Warrant Shares, or in the case of any merger, reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a merger, consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Warrant Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share merger, reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Warrant Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Warrant Shares covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share mergers, reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4     Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section 5.1, and Warrants issued after such change may state the same Exercise Price and the same number of Warrant Shares as are stated in the Warrants initially issued pursuant to this Warrant. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2     Substitute Warrant. In case of any consolidation of the Company with, or merger, reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Warrant Shares), the corporation formed by such consolidation or reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or reconstruction or amalgamation, by a holder of the number of Warrant Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, reconstruction or amalgamation, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3     Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrant Shares or other securities, properties or rights, of, if the Company decides, in its sole discretion, paying cash in lieu of fractional shares.

5.4     Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

6.     Reservation of Warrant Shares. The Company shall at all times reserve and keep available out of its authorized Warrant Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Warrant Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of this Warrant and payment of the exercise price therefor, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

7.     Certain Notice Requirements.

7.1     Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

7.2     Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Warrant Shares for the purpose of entitling them to receive a dividend or distribution , (ii) the Company shall offer to all the holders of its shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share merger, reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3     Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4     Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holder:

If to the Holder:

[Name]

[Address]

[Phone]

[Fax No]

[with a copy (which shall not constitute notice) to: ]

[Name]

[Address]

[Phone]

[Fax No]

If to the Company:

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Attn: Chief Financial Officer

Fax No.: (763) 235-3545

with a copy (which shall not constitute notice) to:

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, Minnesota 55402

Attn: Amy E. Culbert, Esq.

Fax No.: (612) 607-7100

8.     Registration Rights. The Holder will be entitled to the rights and subject to the obligations set forth in that certain Registration Rights Agreement dated as of the date hereof among the Company and the parties thereto (the “Registration Rights Agreement”).

9.     Miscellaneous.

9.1     No Rights As Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.

9.2     Amendments. All modifications or amendments to this Warrant shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.3     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.4     Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

9.5     Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

9.6     Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7     Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the [____] day of [_________________], 201[_].

KIPS BAY MEDICAL, INC.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

[Notice of Exercise - Form to be used to exercise Warrant]

Date:                    , 20___

The undersigned hereby elects irrevocably to exercise the Warrant for _______ shares of common stock, par value $0.01 per share (the “Shares”), of Kips Bay Medical, Inc., a Delaware corporation (the “Company”), and hereby makes payment of $_________(at the rate of $_______ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase _____ Shares of the Company under the Warrant for ______ Shares, as determined in accordance with the following formula:

X =	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $_____ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been converted.

[The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.] [If applicable]

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)
Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED, _______________________________ does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.01 per share, of Kips Bay Medical, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                                          , 20_            __

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.